UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 13, 2014

Angstron Holdings Corporation

(Exact name of registrant as specified in its charter)

Nevada	000-1380412	20-5308449
(State or other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

800 E. Colorado Boulevard, Suite 888, Pasadena, CA	91101
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (626) 683-9120

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

      .  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

      .  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

      .  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

      .  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 4.01 Changes in Registrant’s Certifying Accountant

(a)

Change in Registrant’s Certifying Accountant

Effective February 13, 2014, the Registrant engaged Anton & Chia, LLP (“AC”) as the Registrant’s independent registered public accountant. The engagement was approved by the Board of Directors (the “Board”) of the Registrant, after the Board determined to disengage Sadler, Gibb and Associates, LLP (“SG”). SG was engaged on January 28, 2014, but had performed no substantive audit planning or field work prior to their disengagement on February 13, 2014. Prior to February 13, 2014, the Registrant did not consult with AC regarding (1) the application of accounting principles to a specified transaction, (2) the type of audit opinion that might be rendered on the Registrant’s financial statements, (3) written or oral advice provided that would be an important factor considered by the Registrant in reaching a decision as to an accounting, auditing or financial reporting issue, or (4) any matter that was the subject of a disagreement between the Registrant and its predecessor auditor as described in Item 304(a)(1)(iv) or a reportable event as described in Item 304(a)(1)(v) of Regulation S-K.

The Registrant provided SG with a copy of the disclosures it is making in this Current Report on Form 8-K. A letter from SG is attached as Exhibit 16.1 to this report, which is addressed to the Securities and Exchange Commission, indicating that SG agrees with such disclosures.

Item 9.01             Financial Statements and Exhibits

(d) Exhibits

Exhibit No.	Description
16.1	Letter from Sadler, Gibb and Associates, LLP to the Securities and Exchange Commission dated February 19, 2014

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Angstron Holdings Corporation

Date: February 19, 2014	By:	/s/ Jianguo Xu
Jianguo Xu President, Chief Executive Officer and Treasurer